Exhibit 10.1

                              SEVERANCE AGREEMENT


         This Severance Agreement ("Agreement") is entered into by and between Kenneth J. Widder, M.D. ("Dr.Widder") and Molecular Biosystems, Inc., a Delaware corporation ("MBI") in light of the following:

                                    RECITALS

A. MBI is engaged in the development and commercial distribution of proprietary contrast imaging agents and such other products, research and opportunities as it from time to time may pursue. Dr. Widder has been an employee of MBI, and is currently serving pursuant to the terms of a written employment agreement dated April 25, 1995 by and between MBI and Dr. Widder, which was executed by the parties on May 5, 1995 (hereinafter "Widder's Employment Agreement").

B. Pursuant to the terms of Widder's Employment Agreement, Widder is currently serving in the capacity of Chairman of the Board of Molecular Biosystems, Inc., and as a consultant to MBI performing the duties during the consultant period defined in paragraph 2(b) of Widder's Employment Agreement.

C. As part of the orderly succession plan previously agreed to between them, the parties now desire to effect a termination of Dr. Widder's employment with MBI, and a termination of Dr. Widder's Employment Agreement.

D. In order to effectuate a termination of Dr. Widder's employment and a termination of Dr. Widder's Employment Agreement, the parties have entered into this Severance Agreement, which they intend shall supplant and replace the terms of Dr. Widder's Employment Agreement and otherwise define certain rights between the parties.

                            COVENANTS AND AGREEMENTS

1.0  Definitions.

     1.1 "MBI" means Molecular Biosystems, Inc., a Delaware corporation.

     1.2 "Widder" or "Dr. Widder" mean Kenneth J. Widder, M.D.

     1.3 "Chairman of the Board" means MBI's Chairman of the Board.

     1.4 "Employment Agreement" means that certain agreement entered into as of April 25, 1995 between MBI and Widder, bearing the signatures of Charles C. Edwards and Kenneth J. Widder on May 5, 1995.

     1.5 "Severance Agreement" means this agreement.

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2.0  Resignation by Dr. Widder.


     2.1 On even date with the execution of this Agreement Dr. Widder will execute Exhibit A hereto, being a simple form resignation from his position as a Board member and Chairman of the Board of MBI. He will also on even date execute Exhibit B hereto, being a resignation from his position as an employee or a consultant during a consultancy period pursuant to the terms of his April 25, 1995 Employment Agreement with MBI.

3.0  Termination of Widder's Employment Agreement.

     3.1 Dr. Widder's Employment Agreement of April 25, 1995 shall be terminated effective immediately upon Dr. Widder's execution of this Agreement and its Exhibits A and B. The parties intend that this Severance Agreement shall completely amend, supercede,  replace,  and  render  null and void Dr.  Widder's
          Employment Agreement and the covenants contained therein, except as expressly reserved or elsewhere preserved in this Severance Agreement.

4.0  Payments to Dr. Widder.

     In lieu of any and all rights and obligations under Dr. Widder's Employment Agreement, Dr.Widder shall be paid the following consideration for his resignation from employment and from the board of MBI:

     4.1 Commencing September 1, 1998, Dr. Widder will be paid a severance payment of $*** (*** Dollars) payable as follows:
          One-half, or $***, shall be paid on September 21, 1998, following execution of this Agreement and its Exhibits A and B; the remainder shall be paid in equal biweekly installments of $*** over an 18 month period beginning September 15, 1998 and ending February 28, 2000 (the "Severance Period").

     4.2  Accrued but unpaid salary up through September 4 , 1998.

     4.3 Accrued but unused vacation up through September 4, 1998, calculated to be 132.1 hours, for a gross payment of $16,671.

     4.4 Payment of health insurance premiums under COBRA for continuation of current health coverage for Dr.Widder and his family for an 18 month period.

     4.5 Dr. Widder will be permitted to take with him his customized desk and related office furniture.




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     4.6  Dr. Widder will be permitted to remain as a 401(k) plan participant to the extent that the law allows.

     4.7 Payments not to exceed $25,000 directly to vendors or to Dr. Widder, as appropriate, for previously committed YPO expenses, car allowance, and other business expenses,*** to be made within three business days following the submission of invoices to MBI.

     4.8 MBI will continue to indemnify Dr. Widder for any acts or omissions by him during the course and scope of his employment with MBI, up to and including September 3, 1998, to extent provided for by law.

     4.9  ***

     4.10 The company will honor all of Dr. Widder's current rights under MBI stock option and related agreements. In addition, however, the period of time in which Dr. Widder will have the right to exercise his vested options will be extended from 90 days post termination, to 10 years post termination.

     4.11 The Board desires to continue a positive and mutually supportive relationship with Dr. Widder. In connection therewith, if Dr. Widder is called upon to provide consulting services to the Board or to the company on any current legal or other matter, he will be paid at the pro rated rate of $*** per day plus expenses during the Severance Period.

5.0  Additional Consideration to Dr. Widder.

     5.1  The Board thanks Dr. Widder for his ***. Except as to ***.

     5.2 MBI will issue to Dr. Widder a letter signed by a member of the Board indicating, in substance, that based on the information provided by ***, the Board has ***.

     5.3 The Parties agree that ***, and that each will, in any ***.





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6.0  Covenants During Severance Period.  During this Severance Period defined in section 4.1, Dr. Widder agrees:

     6.1 That he shall not accept employment with a competitor nor directly nor indirectly acquire a financial interest in or render consulting service of any kind to a competitor, unless he first receives a written waiver from MBI. These restrictions shall not prohibit Dr. Widder from owning less than 1% of the outstanding stock of any competitor whose stock is listed on a national stock exchange.

     6.2 For purposes of this Agreement a competitor is any business entity of any kind engaged in ***.

7.0  Cooperation by Dr. Widder.

     7.1 During the Severance Period, and subject to section 4.11, Dr. Widder agrees to cooperate upon reasonable notice from MBI to assist it in its business affairs and transactions, including but not limited to providing assistance, information, testimony, and other related actions in connection with any litigation matters affecting MBI; and providing information and documents in any way pertaining to the transactions and affairs of MBI prior to the execution of this Agreement as MBI shall determine.

     7.2 During this Severance Period Dr. Widder agrees that he will not directly or indirectly solicit, attempt to hire,or otherwise attempt to induce current employees of MBI to breach their employment relationships with MBI for the purpose of working for any entity owned, in whole or in part, controlled or directed by Dr. Widder.

8.0 Return of Proprietary Information.

         Concurrent with the execution hereof, Dr. Widder will return to MBI any and all MBI proprietary or confidential information, unless otherwise agreed in writing.

9.0 Release of Claims.

         In return for the consideration paid hereunder, Dr. Widder agrees and does hereby, for himself, his agents, heirs, successors, assigns and executors, forever release and discharge MBI, its directors, officers, agents, attorneys, employees, representatives, administrators and successors from any and all claims, demands, actions and causes of action, in law and equity, known or unknown, suspected or unsuspected, that Dr. Widder has now or may have against MBI or any of them (collectively referred to as "Releasees") related in any way to any transactions or occurrences between and among them to date, ***.




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         Dr. Widder  agrees that the foregoing  payments  shall  constitute  the entire amount of monetary consideration provided to him for any and all rights owned or possessed by him with respect to any of the releases, and that he will not seek additional compensation of any sort for any claimed damage, costs or attorneys' fees in connection with the matters encompassed in this Agreement and released by this release. MBI also releases and discharges Dr. Widder from any and all claims it may have against him to date, ***.

10.0 1542 Waiver.

     The parties are aware of the provisions of California Civil Code Section 1542 which reads as follows:

           A General release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Dr. Widder and MBI hereby expressly waive all benefits in Section 1542.

11.0 Non Disclosure of Agreement.

     11.1 Neither Dr. Widder, nor his attorneys, agents, heirs or assigns shall disclose to any person *** this confidentiality provision is that Dr. Widder *** the fact of this Agreement or its terms ***.

     11.2 MBI agrees that it will, as well, treat the terms of this severance as confidential, that it will not disclose the terms hereof, except as may be required of it in preparing financial and tax reports to appropriate authorities, or in otherwise complying with its obligations under the securities laws of the United States, and of the State of California, regarding dissemination of material information.




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     11.3 The parties agree that a press release in the form attached as
          Exhibit D may issue immediately upon notice to MBI that Dr. Widder has approved this Agreement.

12.0 Applicable Law.

         The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

13.0 Arbitration.

         In the event of any dispute between MBI and Dr. Widder regarding the interpretation or application of any provision of this Severance Agreement, either MBI or Dr. Widder may unilaterally submit the dispute for binding arbitration before the American Arbitration Association in San Diego, California in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys fees to the prevailing party, and judgment on the award may be entered in the United States District Court for the Southern District of California, or in any other court of competent jurisdiction.

14.0 Severability.

         If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be considered severable from this Agreement, and the remaining provisions of this Agreement shall continue in force.

15.0     Amendment.

         No amendment of this Agreement shall be effective unless it is in writing, make specific reference to this Agreement, and is signed by both MBI and Dr. Widder.

16.0     Prior Agreements Rendered Nugatory.

         Dr. Widder's Employment Agreements dated March 30, 1981, as amended, and his Employment Agreement of April 25, 1995, shall terminate effective with the execution hereof without the necessity of any further action by either MBI or Dr. Widder.

17.0     Signatory's Representations.

         The parties affixing their signatures hereto represent and warrant that they have the authority to enter into the Severance Agreement on their own behalf, and/or on behalf of their employer, and to bind all persons or entities who may claim through them, ***.




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18.0     Knowing and Freely Entered.

         This Agreement is entered into knowingly, freely, intelligently, involuntarily by the parties, without any duress or coercion. The parties have had a full opportunity to review and consider this matter prior to executing this Agreement. The parties fully acknowledge that they have also had a full opportunity to discuss its contents with their respective representatives. The parties execute this Agreement with full knowledge of its legal consequences.

19.0     Further Acts.

         The parties agree to promptly perform any additional acts required to effect their intentions ***.

20.0     Counterparts.

         This Agreement may be executed in any number of counterparts, all of which together shall constitute one original agreement.


DATED:  9/4/1998                                      /s/ Kenneth J. Widder
                                                      Kenneth J. Widder, M.D.



                                                      MOLECULAR BIOSYSTEMS, INC.


DATED:  9/9/1998                                      /s/ Bobba Venkatadri
                                                      By: Bobba Venkatadri
                                                      Title: President and CEO









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***    Portions  of this page  have  been  omitted  pursuant  to a  request  for
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